UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2014

ADVANCED BIOENERGY, LLC

(Exact name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52421	20-2281511
(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive Suite 610 Bloomington, MN	55437
(Address of Principal Executive Offices)	(Zip Code)

763-226-2701

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Director

The Board of Directors of Advanced BioEnergy, LLC (the “Company’) has elected Daniel R. Kueter to the Company’s Board of Directors effective September 4, 2014, to fill the vacancy resulting from the July 10, 2014 resignation of former director Bryan Netsch.

Since December 2012, Mr. Kueter, age 45, has served as a Partner at FlagshipSailsRx, LLC., which provides go to market consulting for companies selling healthcare products and services. Mr. Kueter has also served as Chief Executive Officer of the University of Iowa Health Alliance since December 2012.

Prior to his current positions, Mr. Kueter served in positions of increasing authority within UnitedHealth Group, serving most recently as Chief Executive Officer of UnitedHealthCare of Iowa and Central Illinois from 2006 until November 2012.

The Board has appointed Mr. Kueter to the Company’s Audit Committee.

The Board believes Mr. Kueter’s experience in Board and leadership roles, and his knowledge of the Midwest business and agricultural community, will bring strong practical experience to the Company’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOENERGY, LLC

By:	/s/ Richard R. Peterson
Richard R. Peterson
President, Chief Executive Officer and
Chief Financial Officer

Date: September 5, 2014